Exhibit 99.1

Vignette Reports Second Quarter 2003 Financial Results

Quarterly Revenue Grows 13% Year-Over-Year, Generating Non-GAAP Net Income of $352,000

AUSTIN, TX – July 29, 2003 – Vignette Corporation today announced financial results for the second quarter ended June 30, 2003. Total revenue for the second quarter of 2003 was $40.3 million with license revenue representing $15.0 million of total revenue. On a non-GAAP basis, Vignette’s operating loss was $0.6 million and non-GAAP net income was $0.4 million or $0.00 per share. On a GAAP basis, Vignette’s operating loss for the second quarter was $1.9 million and GAAP net loss was $0.9 million or $0.00 per share. Non-GAAP results exclude amortization of deferred stock compensation and certain intangibles and one-time charges. One-time charges generally include business restructuring-related, investment and fixed asset impairment charges. A reconciliation of non-GAAP and GAAP numbers are attached at the end of this release.

“Our second quarter results exceeded expectations for net income for the fourth consecutive quarter while also delivering our revenue commitments. We made important progress in our drive to profitability with our non-GAAP net income,” said Thomas E. Hogan, President and Chief Executive Officer of Vignette Corporation. “We remain committed to a leadership role in content, portals, and Web applications and are encouraged by the rapid growth in validation from customers and industry analysts for our V7 suite. We maintain our vigilant pursuit of market leadership and profitability as we enter the second half of 2003.”

CUSTOMERS

New customers added during the quarter include Ipsen Beaufour, MapInfo Corporation, Meyer Corporation, NASA, Ohio National Life Insurance Company, State of Maryland Comptrollers Office and the United States Department of Labor. The Company also recognized follow-on orders from existing customers including Amena (Retevision Movil SA), Motorola, Nationwide Mutual Insurance Company, Nokia, and Postbank N.V.

TECHNOLOGY

Delivering on its vision of powering the enterprise Web, during the quarter Vignette announced and delivered the Vignette Application Suites. The Vignette Application Suites combine Vignette’s leading content management, integration, and portal capabilities as well as business intelligence and process management functionality into a single package. The result enables business users to manage operational aspects of enterprise Web applications, and minimize the reliance on IT development resources to maintain, adjust and administer online properties.

INDUSTRY RECOGNITION

The American Business Awards recognizes companies of all types and sizes for their leadership, innovation, perseverance, creativity, teamwork, and integrity through more than 40 categories. Vignette’s Enterprise Account Management program received the Best Customer Service Team award for 2003 for its commitment to customer service and satisfaction.

In addition, eWeek magazine recently published a review of portal products and rated the Vignette Application Portal’s capability and manageability as ‘excellent’. The article noted, “Vignette has pulled off the rare trick of acquiring an excellent product and actually improving it,” and “Vignette’s Application Portal provided the best and most detailed portal administration interface we’ve seen.”

CONFERENCE CALL DETAILS

Vignette will host a conference call and live Web cast regarding second quarter 2003 financial results today at 5 p.m. EDT. To access the Web cast, visit the Investor Relations section of the corporate Web site.

If you are not able to access the live Web cast, dial-in information is as follows:

Toll number:	(612) 326-1003
Access Code:	690517

The Web cast and conference call will be archived and available for replay from July 29, 2003, at 8:30 p.m. EDT to August 1, 2003, at 8:30 p.m. EDT. The replay information is as follows:

Toll-free number:	(800) 475-6701

International number:	(320) 365-3844
Access Code:	690517

About Vignette Corporation

Vignette (Nasdaq: VIGN) enables enterprises to achieve real-time advantage by rapidly building, deploying and optimizing enterprise Web applications. Vignette powers the Web applications of more than 1,600 leading organizations and is headquartered in Austin, Texas. Vignette has offices located throughout the Americas, Europe, Asia and in Australia, and can be found on the Web at http://www.vignette.com.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act 1995:

The statements contained in this earnings release that are not purely historical are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, including statements regarding the Company’s expectations, beliefs, hopes, intentions or strategies regarding the future. Forward-looking statements include statements regarding future sales, market growth and competition. All forward-looking statements included in this earnings release are based upon information available to the Company as of the date hereof, and the Company assumes no obligation to update any such forward-looking statement. Actual results could differ materially from the Company’s current expectations. Factors that could contribute to such differences include overall trends affecting the growth of e-business, the Internet and the economy; political and economic uncertainty arising out of the terrorist attacks; fluctuations in quarterly operating results due to competition, the length of our sales cycles, customer-timing decisions, general economic conditions or other factors; meeting Nasdaq’s National Market listing requirements; our ability to continue to develop new products and services to meet the rapid competitive cycles of our industry; our ability to maintain the growth in the number of trained third-party consultants; our ability to recognize recurring revenue from our existing customers; our ability to continue to develop a professional services business; our ability to successfully complete the implementation of our business restructuring efforts; our ability to attract and retain key talent; and our ability to integrate acquisitions successfully. These and other factors are described in our filings with the SEC, including our report on Form 10-K for the year ended December 31, 2002.

© 2003 Vignette Corp.

Vignette is a registered trademark of Vignette Corp.

All other names are the trademarks of their respective companies.

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CONTACTS
Investor Contacts:
Charles Sansbury	Kellie Nugent
Chief Financial Officer	Manager, Investor Relations
(512) 741-4400P	(512) 741-4541P
csansbury@vignette.com	knugent@vignette.com

Press Contacts:
Alison Raffalovich	Jim Hahn
Director, Corporate Communications	Manager, Corporate Communications
(512) 741-1214	(512) 741— 4871
alison.raffalovich@vignette.com	jhahn@vignette.com

VIGNETTE CORPORATION

CONSOLIDATED BALANCE SHEETS

(in thousands)

	June 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$274,215	$307,754
Accounts receivable, net	22,153	28,817
Prepaid expenses and other current assets	4,362	4,044

Total current assets	300,730	340,615

Property and equipment, net	17,853	23,500

Investments	13,216	13,652
Intangible assets, net	40,819	44,630
Other assets	1,719	2,215

Total assets	$374,337	$424,612

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable and accrued expenses	$45,015	$77,647
Deferred revenue	32,575	41,644
Current portion of capital lease obligation	196	324
Other current liabilities	5,166	6,375

Total current liabilities	82,952	125,990

Deferred revenue, less current portion	2,334	2,650
Other long-term liabilities, less current portion	28,638	30,120

Total liabilities	113,924	158,760

Stockholders’ equity	260,413	265,852

Total liabilities and stockholders’ equity	$374,337	$424,612

VIGNETTE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Revenue:
Product license	$14,950	$12,610	$31,401	$33,101
Services	25,368	23,039	49,713	48,927

Total revenue	40,318	35,649	81,114	82,028
Cost of revenue:
Product license	527	486	1,080	1,312
Amortization of acquired technology	800	—	1,600	—
Services	9,943	10,945	20,408	24,027

Total cost of revenue	11,270	11,431	23,088	25,339

Gross profit	29,048	24,218	58,026	56,689
Operating expenses:
Research and development	10,559	12,951	22,668	26,900
Sales and marketing	16,292	18,787	34,520	47,776
General and administrative	3,643	5,234	8,444	11,861
Purchased in-process research and development, acquisition-related and other charges	1,128	—	2,270	—
Business restructuring charges	(1,388)	—	(1,388)	13,808
Amortization of deferred stock compensation	237	364	614	1,073
Amortization of intangibles	442	7,612	1,051	15,245

Total operating expenses	30,913	44,948	68,179	116,663

Loss from operations	(1,865)	(20,730)	(10,153)	(59,974)
Other income, net	1,276	1,051	2,311	2,738

Loss before income taxes	(589)	(19,679)	(7,842)	(57,236)
Provision for income taxes	278	232	572	622

Net loss	$(867)	$(19,911)	$(8,414)	$(57,858)

Basic and diluted net loss per share	$(0.00)	$(0.08)	$(0.03)	$(0.23)

Shares used in computing basic and diluted net loss per share	252,369	248,860	251,803	248,044

VIGNETTE CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS – NON-GAAP

(in thousands, except per share data)

	Quarter Ended June 30,		Six Months Ended June 30,
	2003	2002	2003	2002
	(Unaudited)		(Unaudited)
Revenue:
Product license	$14,950	$12,610	$31,401	$33,101
Services	25,368	23,039	49,713	48,927

Total revenue	40,318	35,649	81,114	82,028
Cost of revenue:
Product license	527	486	1,080	1,312
Services	9,943	10,945	20,408	24,027

Total cost of revenue	10,470	11,431	21,488	25,339

Non-GAAP gross profit (1)	29,848	24,218	59,626	56,689
Operating expenses:
Research and development	10,559	12,951	22,668	26,900
Sales and marketing	16,292	18,787	34,520	47,776
General and administrative	3,643	5,234	8,444	11,861

Total operating expenses	30,494	36,972	65,632	86,537

Non-GAAP loss from operations (1)(2)	(646)	(12,754)	(6,006)	(29,848)

Other income, net	1,276	1,509	2,311	3,196

Non-GAAP income (loss) before income taxes (1)(2)	630	(11,245)	(3,695)	(26,652)

Provision for income taxes	278	232	572	622

Non-GAAP net income (loss) (1)(2)	$352	$(11,477)	$(4,267)	$(27,274)

Non-GAAP basic and diluted net income (loss) per share (1)(2)	$0.00	$(0.05)	$(0.02)	$(0.11)

Shares used in computing non-GAAP net income (loss) per share:
Basic	252,369	248,860	251,803	248,044
Diluted	264,961	248,860	251,803	248,044

Supplemental Data (1)(2):

(1) For the quarter and six months ended June 30, 2003, excludes amortization of technology acquired in the Epicentric, Inc. business combination ($0.8M and $1.6M, respectively).

(2) For the quarters ended June 30, 2003 and 2002, excludes: (a) purchased in-process research and development, acquisition-related and other charges ($1.1M and $0, respectively); (b) business restructuring charges [$(1.4)M and $0M, respectively]; (c) amortization of deferred stock compensation $0.2M and $0.4M, respectively); (d) amortization of intangible assets ($0.4M and $7.6M, respectively); and (e) impairment of certain equity investments ($0 and $0.5M, respectively). For the six months ended June 30, 2003 and 2002, excludes: (a) purchased in-process research and development, acquisition-related and other charges ($2.3M and $0, respectively); (b) business restructuring charges [($1.4)M and $13.8M, respectively]; (c) amortization of deferred stock compensation ($0.6M and $1.1M, respectively); (d) amortization of intangible assets ($1.1M and $15.2M, respectively); and (e) impairment of certain equity investments ($0 and $0.5M, respectively).